Exhibit 3.3

BYLAWS OF
SHIMMICK CONSTRUCTION COMPANY, INC.,

A California Corporation

ARTICLE I

DIRECTORS; MANAGEMENT

Section 1.     Powers, Standard of Care.

A.          Power: Subject to the provisions of the General Corporation Law of California, and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of this corporation shall be managed by and all corporation powers shall be exercised by or under the direction of the Board of Directors.

B.	Standard of Care; Liability

i.      Each Director shall exercise such powers and otherwise perform such duties in good faith, in the matters such Director believes to be in the best interests of the corporation, and with such care including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

ii.     In performing the duties of a Director, a Director shall be entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in which case prepared or presented by:

(a)     One or more officers or employees of the corporation whom the Director believes to be reliable to be within such person’s professional or expert competence, or

(b)     Counsel, independent accountants or other persons as to matters which the Director believes to be within such person’s professional or expert competence, or

(c)     A Committee of the Board which the Director does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in any such case, the Director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

Section 2.     Number and Qualification of the Board.

The authorized number of Directors of the corporation shall be three (3). This number may be changes by amendment to the Articles of Incorporation or by an amendment to this Section 2, of Article I of these Bylaws, adopted by the vote or written consent of the shareholders entitled to exercise majority voting power, as provided in California Corporations Code Section 212.

Section 3.     Election and Term of Officer of Directors.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.     Vacancies.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, through less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders, or by court order, may be filled only by the vote of the majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of the majority of the outstanding shares entitled to vote. Each Director so elected shall hold offices until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Shareholders fail, at any meeting o the Shareholders at which any Directors are elected, to elect the full number of authorized Directors.

The Shareholders may elect a Director or Directors to fill any vacancy or vacancies not filled by the Directors, by any such election by written consent shall require a consent of a majority of the outstanding shares entitled to vote.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless to notices specifies a later time for that resignation to be come effective. If the resignation of a Director is effective at a further time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director before the Director’s term of office expires.

Section 5.     Removal of Directors.

The entire Board of Directors or any individual Director maned may be removed from offices as provided by Sections 302, 303 and 304 of the California Corporations Code. In such a case, the remaining Board Members may elect a successor Director to fill such vacancy from the remaining unexpired term of the Director so removed. No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Directors most recent election were then being elected; and when by the provisions of Articles the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 6.     Place of Meetings.

Regular meeting of the Board of Directors shall be held at any place within or without the state that has been designated from time to time by resolution of the Board. In the absence of such resolution, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or without the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors shall be deemed to have been present in person at such meeting.

Section 7.     Annual Meetings.

Immediately following each annual meeting of Shareholders, the Board of Directors shall holder a regular meeting for the purpose of organization, the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Section 1500 of the California Corporations Code by the Secretary or other officer designated for the purpose.

Section 8.     Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the Directors. Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for special meetings of the Board of Directors.

If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section 9.      Special Meetings/Notices.

Special meetings of the Board of Directors for any purpose of purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors.

Notice of the time and place for special meetings shall be delivered personally or by telephone to each Director or sent by first class mail to telegram, charges prepaid, addressed to each Director at his or her address as it is shown in the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least fourth (4) days prior to the time of holding of the meeting. In case such notice is delivered personally, or by telephone or to the telegram, it shall be delivered personally or by telephone or to the telegram company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly be communicated to the Director. The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the corporation.

Section 10.     Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Waiver of notices or consents need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting. Notice of the meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article I. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, subject to the provisions of California Corporations Code Sections 310, 311 and 317(e). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 11.     Adjournment.

The majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12.     Notice of Adjournment.

Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, un which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 13.     Sole Director Provided by Articles of Incorporation.

In the event only one Director is required by the Bylaws or Articles of Incorporation, then any references herein to notices, waiver, consents, meetings, or other actions by the majority or quorum of Directors shall be deemed or referred as such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all the powers and shall assume all the responsibilities otherwise here in described given to a Board of Directors.

Section 14.     Directors Acting by Unanimous Written Consent.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting with the same force and effect as if taken by unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 15.     Fees and Compensation of Directors.

Directors and members of a Directors’ Committee may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, employee, or otherwise, and receiving compensation for such services.

Section 16.     Committees.

Committees of the Board may be appointed by resolution passed by a majority of the whole board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board and shall have such powers of the Board as may be expressly delegated to them by resolution of the Board of Directors. THe Board may designate on (1) or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committees shall have such powers of the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors except those posers expressly made nondelegable by California Corporations Code Section 311.

Section 17.     Meetings and Action of Committees.

Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article I, Section 6, 8, 9, 10, 11, 12, and 14, with such changes in the context of those Sections as are necessary to substitute the committee and its members for the Board of Directors and its member, except that the time of the regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be called by resolutions of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors amy adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 18.     Advisory Directors.

The Board of Directors from time to time may elect one (1) or more persons to be advisory Directors, who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If not period is prescribed, title shall be held at the pleasure of the Board.

ARTICLES II

OFFICERS

Section 1.      Officers.

The principal officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officers who may also be called Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold e two or more offices.

Section 2.     Election of Officers.

The principal officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 3.     Subordinate Officers, Etc.

The Board of Directors may empower the President to appoint and remove such officers (other than the principal officers) as the business of the corporation amy require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.     Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, wither with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board, or, excepting the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Section 5.     Vacancies in Office.

A vacancy in any office because of death, resignation, removal, disqualification, or any other case shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.     Chairman of the Board.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws. If there is not President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

Section 7.     President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the CHairman of the Board, if there by such an officer, the President shall be the Chief Executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside business and the officers of the corporation. He or shall preside at all the meeting of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation, shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have such other powers and duties as may be described by the Board of Directors or the Bylaws.

Section 8.     Vice President.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and so acting shall have all the powers of, and be subject to the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed from them respectively by the Board of Directors or the Bylaws, the President, or the Chairman of the Board.

Section 9.     Secretary.

The Secretary shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors, Committees of Directors, and Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at Shareholders meetings, the number of shares present or represented at Shareholders meetings, and the proceedings thereof.

The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number of classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

the Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, shall keep the seal of the corporation in sale custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10.    Chief Financial Officer.

The Chief Financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable time be open to inspection by any Director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request if, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE III

MEETING OF SHAREHOLDERS

Section 1.     Place of Meetings.

Meetings of Shareholders shall be held at any place within or without the State of California designated by the Board of Directors. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.     Annual Meeting.

The annual meeting of the Shareholders shall be held on July 1st. If this day be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the Shareholders shall elect a Board of Directors, report the affairs of the corporation, and transact such other business as may properly be brought before the meeting. If the above date is inconvenient, the annual meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors within twenty (20) days of the above date upon proper notice to all shareholders.

Section 3.     Special Meeting.

A special meeting of the Shareholders, for any purpose of purposes whatsoever, may be called at any time by the Board of Directors, or by the Chairman of the Board of Directors, or by the President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmissions to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. the officer receiving such request shall forthwith cause notice to be given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws or upon application to the Superior COurt as provided in California Corporations Code Section 305(c). Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

Section 4.     Notice of Meetings; Reports.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) not more than sixty (60) days before the date of the meeting, the Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail, or other means of communication as provided in California Corporations Code Section 601, and shall be sent to the Shareholder’s address appearing on the books of the corporation, or supplied by him or her to the corporation for the purposes of notice, and in absence thereof as provided in California Corporations Code 601 by posting notice at a place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice of any meeting of Shareholders shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general mature of the business to be transacted, and no other business may be transacted, or (ii) in the case of any annual meeting, those matters which the Board of Directors, at the date of the mailing of notice, intends to present for action by the Shareholders. At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented by the management for election.

If action is proposed to be taken at any meeting for approval of (i) contracts or transaction in which a Director has a direct or indirect financial interest, pursuant to California Corporations Code Section 310, (ii) an amendment to the Articles of Incorporation, pursuant to Section 902 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, (iv) dissolution of the corporation, pursuant to Section 1900 of such Code, or (v) a distribution to preferred Shareholders, pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

Section 5.     Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of Shareholders shall constitute a quorum of the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action take (other than adjournment) is approved by at least majority of the shares required to constitute a quorum.

Section 6.     Adjourned Meeting and Notice Thereof.

Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such a meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

When any meeting of Shareholders, wither annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such sojournment meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 7.     Waiver of Notice or Consent by Absent Shareholders.

The transaction at any meeting of Shareholders, wither annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present wither in person or by proxy, and if, either before or after the meeting, which person entitled to vote, not present in person or by proxy, signs a written waiver of notice of a consent to a holding of the meeting, or any approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the last paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

Section 8.     Shareholders Acting Without a Meeting; Filling Vacancies on the Board.

Any action which may be taken at a meeting of the Shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation; provided further, that while ordinarily Directors can only be elected by unanimous written consent under California Corporations Code Section 603(d), as to vacancy created by death, resignation or other causes, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 9.     Other actions Without a Meeting.

Unless otherwise provided in the General Corporation Law, any action which may also be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(a)     notice of any Shareholder approval pursuant to California Corporations Code Sections 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consumption of the action authorized by such approval; and

(b)     Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the SHareholder’s proxy holders, or a transferee of the shares of a personal representative of the SHareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorized the proposed action have been file with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

Section 10.     Voting Rights; Cumulative Voting.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day fixed by the Board of Directors for the determination of the Shareholders of record, shall be entitled to vote at any Shareholders’ meeting.

Provided the candidate’s name has been placed in nomination prior to the voting and one or more SHareholders have given notice at the meeting prior to voting of the Shareholders intent to cumulate his or her votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which is or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

The candidate receiving the highest number of votes up to the number of Directors to be elected are elected.

THe Board of Directors may fix a time as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment, rights , or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution, or allotment or rights, or to exercise such rights, as the case may be, notwithstanding a transfer of any share on the books of the company after any record date fixed as aforesaid.

Section 11.     Proxies.

Every Shareholder entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder of the Shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such prosy, unless otherwise provided in the proxy. THe revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of California Corporations Code Section 705(e) and (f).

Section 12.     Chairman and Secretary of Meeting.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as CHairman of the meeting. In the absence of the President and all the Vice Presidents, Shareholders shall appoint a Chairman at such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer shall appoint any person to act as such Secretary of the meeting.

Section 13.     Inspectors of Election.

Before any meeting of Shareholders, the Board of Directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the Chairman of the meeting may, and on the request of any Shareholder or his or her proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether on (1) or three (3) inspectors are to appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the Chairman at the meeting.

The duties of these inspectors shall be as follows:

(a)     Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)     Receive votes, ballots, or consents;

(c)     Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)     Count and tabulate all votes or consents;

(e)     Determine the election result; and

(f)     Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholder.

ARTICLE IV

CERTIFICATES AND TRANSFERS OF SHARES

Section 1.     Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; and if the shares be assessable, or if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice President and a Secretary or an Assistant Secretary, and must be authenticated by the signature of the President and Secretary or an Assistant Secretary. No certificate or certificates for shares are to be issues until such shares are fully paid, unless the Board authorizes the issuance of certificates or shares as partly paid, provided that such certificates shall state the amount of consideration to be paid therefore and the amount paid thereon.

Section 2.     Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

Section 3.     Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same manner and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.     Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, which shall be an incorporated bank or trust company, with domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Directors may designate.

Section 5.     Record Date; Closing Stock Transfer Books.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any lawful action, the Board may fix in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a)     The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of the business on the business day next preceding the day on which notice is given or, if notice is waived, at close of business on the business day next preceding the day to which the meeting is held.

(b)     The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

(c)     The record date for determining Shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 6.     Legend Conditioning.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing said deletion.

Section 7.     Close Corporation Certificates.

All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by California Corporations Code Section 418(c).

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The corporation may at its option, to the maximum extent permitted by the California General Corporation Law and by the articles, indemnify each of its agents expenses, judgments, fines, settlement, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of this Section, an “agent” of the corporation includes a person who is or was a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of any other enterprise at the request of such predecessor corporation.

ARTICLE VI

CORPORATE RECORDS AND REPORTS; INSPECTION

Section 1.     Records.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. If the corporation has fewer than one hundred (100) shareholders, the financial statements need not be prepared according to generally accepted accounting principles so long as the financial statement reasonably sets forth the assets and liabilities, income and expenses of the corporation, and discloses the accounting basis used. All of such books, records and accounts shall be kept at the corporations’ principal executive office in the State of California, as fixed by the Board of Directors, from time to time, or shall be kept at such place or such places as designated by the Board of Directors. The minutes shall be kept in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as the holder of a voting trust certificate. Such inspection may b made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary corporation.

Section 2.     Maintenance and Inspection of Share Register.

The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if wither be appointed and as determined by resolution of the Board of Directors, a record of its shareholders and the number and class of shares held by each Shareholder. A Shareholder or Shareholders of the corporation holding at least five percent (5%) in the aggregate of outstanding voting shares of the corporation may (i) inspect, and copy the records of SHareholders names and addresses and shareholdings during usual business hours upon five (5) days prior written demand upon the corporation; and/or (ii) obtain from the transfer agent of such transfer agent’s usual charges for such a list, a list of the Shareholders names and addresses who are entitled to vote for the election of Directors, and their shareholders, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand. Such list shall be made available by the transfer agent on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably relate to such holder’s interest as shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder of holder of a voting trust certificate making such demand.

Section 3.     Maintenance and Inspection of Bylaws.

The corporation shall keep at its principal executive office, of if its principal executive office is not in this state, at is principal business office in this state, the original or a copy of the Bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the state and the corporation has no principal business office in this state the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as amended to date.

Section 4.     Annual Report to Shareholder.

Provided this corporation has one hundred (100) shareholders or less, the Annual Report to shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to Shareholders of the corporation as they deem appropriate. Should this corporation have one hundred (100) or more shareholder, an Annual Report must be furnished not later than one hundred twenty (120) days after the end of each fiscal period.

Section 5.     Financial Statements.

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation shall be kept on file at the principal executive office of the corporation for twelve (12) months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of such statement or a copy shall be made to any such Shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for an income statement of the corporation for the three (3) month, six (6) month, or nine (9) month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation at the end of such period, the Chief financial officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the shareholders its Annual Report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period. This quarterly income statement and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged in the corporation or the certificate of authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 6.     Annual Statement of General Information.

THe corporation shall, in a timely manner, in each year, file with the Secretary of State of California, on the prescribed form, a statement setting forth the authorized number of Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation of the purpose of the service of process, all in compliance with California Corporations Code Section 1502.

ARTICLE VII

GENERAL CORPORATE MATTERS

Section 1.     Checks, Drafts, and Evidences of Indebtedness.

All checks, drafts or other orders from payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporations, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2.     Corporate Contracts and Instruments, How Executed.

The Board of Directors, except as in the Bylaws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of any officer, no officer, agent or an employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it able for any purpose or to any amount.

Section 3.     Representation of Shares of Other Corporation.

The Chairman of the Board, the President or any Vice PResident, or any other person authorized by resolution of the Board of Directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly elected by said officer.

Section 4.     Construction and Definitions.

Unless the context required other wise, the general provisions, rules of contraction, and the definitions of the California General Corporation Laws shall govern the contraction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VIII

AMENDMENTS TO BYLAWS

Section 1.     Amendment by Shareholders.

New Bylaws may be adopted or these Bylaws may be amended or released by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.     Amendment by Directors.

Subject to the rights of the Shareholders as provided in Section 1 of this Article, t adopt, amend, or repeal Bylaws, and the limitation of California Corporations Code Section 204(a)(5) and 212, Bylaws may be adopted, amended, or released by the Board of Directors.

ARTICLES IX

MISCELLANEOUS

Section 1.     References to Code Sections.

Section designations of three (3) digits or more references herein refer to the General Corporation Law of California as effective January 1, 1977.

Section 2.     Effect of Shareholders Agreement.

Any shareholders agreement authorized by Section 300(b), shall only be effective to modify the terms of these Bylaws if this corporations elects to become a close corporation with appropriate filing of or amendment to its Articles as required by California Corporations Code Section 202 and shall terminate when this corporations ceases to be a close corporation. Such an agreement cannot aide or alter Sections 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distribution), 111 (merger), 1201(e) (reorganization) or Chapter 15 (Records and reports), Chapter 16 (rights of inspection), Chapter 18 (involuntary dissolution), or Chapter 22 (crimes an penalties). ANy other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived these Bylaws shall be applicable.

Section 3.     Subsidiary Corporations.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes id defined in California Corporations Code Section 189 (a) and (b).

Section 4.     Offices.

The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of California.

The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.